Deloitte &
 Touche LLP
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                    250 East Fifth Street         Telephone: (513) 784-7100
                    P.O. Box 5340
                    Cincinnati, Ohio 45201-5340


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-14387 of The Procter & Gamble Company on Form S-8 of our report dated April 30, 1999 appearing in this Annual Report on Form 11-K of the Giorgio Employee Savings Plan for the year ended December 31, 1998



/S/DELOITTE & TOUCHE LLP
Cincinnati, Ohio
June 21, 1999













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Deloitte Touche
Tohmatsu
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